                                                                   EXHIBIT 21.01

                              CERIDIAN CORPORATION

                                  SUBSIDIARIES

                                  MARCH 1, 2002

                                                             STATE OR
                                                             OTHER JURISDICTION
SUBSIDIARIES AND THEIR AFFILIATES:                           OF INCORPORATION
----------------------------------                           -------------------
ABR Information Services, Inc.                               Florida
        ABR Properties, Inc.                                 Florida
        Ceridian Benefits Services, Inc.                     Florida
             Chowning, Ltd.                                  Wisconsin
                  The Barrington Group, Ltd.                 Wisconsin
        Ceridian Retirement Plan Services, Inc.              California
          (f/k/a Western Pension Service Corporation)
             Ceridian Investors Advisors, Inc.               Florida
Ceridian Canada Holdings, Inc.                               Delaware
        Ceridian Canada Ltd.                                 Canada
Ceridian Holdings U.K. Limited                               United Kingdom
        Centre-file Limited                                  United Kingdom
             Centrefile (Mauritius) Ltd.                     Mauritius
        Ceridian Performance Partners Limited                United Kingdom
Ceridian Tax Service, Inc.                                   Delaware
Comdata Network, Inc.                                        Maryland
        Comdata Network Inc. of California                   California
        Comdata Telecommunications Services, Inc.            Delaware
        Permicom Permits Services, Inc.                      Canada
        Stored Value Systems, Inc.                           Delaware

Certain subsidiaries, which in the aggregate would not constitute a significant subsidiary, are omitted from this listing.